                                                                     EXHIBIT 99


            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------
                           FORM 10-QSB MARCH 31, 2004
                           --------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

             1. Statement of Cash Available for Distribution for the three months ended March 31, 2004:

                   Net loss                                                                      $        (148,000)
                   Add:     Equity in loss of Local Limited Partnership                                      55,000
                            Depreciation                                                                     96,000
                            Amortization                                                                      2,000
                            Cash from reserves                                                               21,000
                                                                                                 -------------------

                   Cash Available for Distribution                                               $           26,000
                                                                                                 ===================

                   Distributions allocated to General Partners                                   $            1,000
                                                                                                 ===================

                   Distributions allocated to Limited Partners                                   $           25,000
                                                                                                 ===================

             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended March 31, 2004:


                         Entity Receiving                                Form of
                           Compensation                                Compensation                           Amount
                   -----------------------------    ---------------------------------------------------   ----------------

                   General Partners                 Interest in Cash Available for Distribution           $         1,000

                   WFC Realty Co., Inc.
                   (Initial Limited Partner)        Interest in Cash Available for Distribution           $             5






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